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                                                                    EXHIBIT 10.1

                               INDEMNITY AGREEMENT

      This INDEMNITY AGREEMENT is made as of October 7, 2003, by and between Akorn, Inc., a Louisiana corporation (the "Corporation"), and [Director] ("Indemnitee").

      In consideration of Indemnitee's continued service after the date hereof, the Corporation and Indemnitee do hereby agree as follows:

      1. AGREEMENT TO SERVE. Indemnitee shall serve or continue to serve as a director of the Corporation, and as a director or officer of any other corporation, subsidiary, partnership, joint venture, trust or other enterprise of which he is serving at the request of the Corporation, and agrees to serve in such capacities for so long as he is duly elected or appointed and qualified or until such earlier time as he tenders his resignation in writing.

      2. DEFINITIONS. As used in this Agreement:

            (a) The term "Claim" means any threatened, pending or completed claim, action, suit or proceeding, including appeals, whether civil, criminal, administrative or investigative and whether made judicially or extra-judicially, including any action by or in the right of the Corporation, or any separate issue or matter therein, as the context requires.

            (b) The term "Determining Body" means (i) those members of the Board of Directors who are not parties to the Claim for which indemnification is being sought ("Impartial Directors"), if there are at least three Impartial Directors, or (ii) a committee of at least three directors appointed by the Board of Directors (regardless whether the members of the Board of Directors voting on such appointment are Impartial Directors) and composed of Impartial Directors or
(iii) if there are fewer than three Impartial Directors or if the Board of Directors or a committee appointed thereby so directs (regardless of whether the members thereof are Impartial Directors), independent legal counsel, which may be the regular outside counsel of the Corporation, as designated by the Impartial Directors or, if no such directors exist, the full Board of Directors.

            (c) The term "Disbursing Officer" means the President of the Corporation or, if the President has a direct or indirect interest in the Claim for which indemnification is being sought, any officer who does not have such an interest and who is designated by the President to be the Disbursing Officer with respect to indemnification requests related to the Claim, which designation shall be made promptly after receipt of the initial request for indemnification with respect to such Claim.

            (d) The term "Expenses" means any expenses or costs including, without limitation, attorney's fees, judgments, punitive or exemplary damages, fines, amounts paid in settlement or excise taxes payable with respect to any such expenses or costs.
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            (e) The term "Insurance Policy" means the Directors and Officers
Liability Policy that the Corporation has obtained from Executive Liability Underwriters, on behalf of its directors and officers for the policy period commencing April 24, 2003 and ending April 24, 2004.

      3. LIMITATION OF LIABILITY. Except as otherwise prohibited by law, to the fullest extent permitted by Article XII of the Articles of Incorporation of the Corporation (as in effect on the date hereof), Indemnitee shall not be liable for any breach of his fiduciary duty. If and to the extent such provisions are amended to permit further limitations of liability, except as otherwise prohibited by law, Indemnitee shall not be liable for any breach of his fiduciary duty to the fullest extent permitted after any such amendment.

      4. MAINTENANCE OF INSURANCE. The Corporation represents and warrants that it presently maintains in force and effect a directors and officers liability insurance policy with coverage comparable to the coverage provided under the Insurance Policy, and Indemnitee represents and warrants that he has been furnished with a copy of the policy currently in effect and of the Insurance Policy. The Corporation hereby agrees that, so long as Indemnitee shall continue to serve in any capacity referred to in Section 5(a) hereof and thereafter so long as Indemnitee shall be subject to any possible Claim, the Corporation shall use its commercially reasonable best efforts to purchase and maintain in effect for the benefit of Indemnitee one or more valid and enforceable policies of directors and officers liability insurance providing, in all respects, coverage at least as beneficial to Indemnitee as that provided pursuant to the Insurance Policy.

      5. ADDITIONAL INDEMNITY.

            (a) Except as otherwise prohibited by law, to the extent any Expenses incurred by Indemnitee are in excess of the amounts reimbursed or indemnified pursuant to the provisions of Section 4 hereof, the Corporation shall indemnify and hold harmless Indemnitee against any Expenses actually and reasonably incurred by Indemnitee (as they are incurred) in connection with any Claim against Indemnitee, or involving Indemnitee solely as a witness or person required to give evidence, by reason of Indemnitee's position as a (i) director or officer of the Corporation, (ii) director or officer of any subsidiary of the Corporation or as a fiduciary with respect to any employee benefit plan of the Corporation, or (iii) director, officer, partner, employee or agent of another corporation, partnership, joint venture, trust or other for-profit or not-for-profit entity or enterprise, if such position is or was held at the request of the Corporation, whether relating to service in such position before or after the effective date of this Agreement, if (A) Indemnitee is successful in his defense of the Claim on the merits or otherwise or (B) Indemnitee has been found by the Determining Body to have met the Standard of Conduct (as hereinafter defined); provided that (1) the amount of Expenses for which the Corporation shall indemnify Indemnitee may be reduced by the Determining Body to such amount as it deems proper if it determines that the Claim involved the receipt of personal benefit by Indemnitee, and (2) no indemnification shall be made in respect of any Claim as to which Indemnitee shall have been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for willful or intentional misconduct in the performance of his duty to the Corporation or to have obtained an improper personal benefit, unless, and only to the extent that, a court shall determine upon application that, despite the adjudication of liability but
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in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such Expenses which the court shall deem proper.

            (b) For purposes of this Agreement, the "Standard of Conduct" is met when conduct by Indemnitee with respect to which a Claim is asserted was conduct performed in good faith that he reasonably believed to be in, or not opposed to, the best interest of the Corporation, and, in the case of a Claim which is a criminal action or proceeding, conduct that Indemnitee had no reasonable cause to believe was unlawful. The termination of any Claim by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not meet the Standard of Conduct.

            (c) Promptly upon becoming aware of the existence of any Claim as to which Indemnitee may be indemnified for Expenses and as to which Indemnitee desires to obtain indemnification, Indemnitee shall notify the President of the Corporation, but the failure to promptly notify the President shall not relieve the Corporation from any obligation hereunder, except and to the extent that such failure has materially and irrevocably harmed the Corporation's ability to defend against such Claim pursuant to Section 5(f) hereof. Upon receipt of such request, the President shall promptly advise the members of the Board of Directors of the request and that the establishment of a Determining Body with respect thereto will be a matter to be considered at the next regularly scheduled meeting of the Board. If a meeting of the Board of Directors is not regularly scheduled within 120 calendar days of the date the President receives notice of the Claim, the President shall cause a special meeting of the Board of Directors to be called within such period in accordance with the provisions of the Corporation's By-laws. After the Determining Body has been established, the President shall inform Indemnitee of the constitution of the Determining Body and Indemnitee shall provide the Determining Body with all facts relevant to the Claim known to him, and deliver to the Determining Body all documents relevant to the Claim in his possession. Before the 60th day (the "Determination Date") after its receipt from Indemnitee of such information, together with such additional information as the Determining Body may reasonably request of Indemnitee prior to such date (the receipt of which shall not begin a new 60-day period), the Determining Body shall determine whether or not Indemnitee has met the Standard of Conduct and shall advise Indemnitee of its determination. If Indemnitee shall have supplied the Determining Body with all relevant information, including all additional information reasonably requested by the Determining Body, any failure of the Determining Body to make a determination by or on the Determination Date as to whether the Standard of Conduct was met shall be deemed to be a determination that the Standard of Conduct was met by Indemnitee.

            (d) If at any time during the 60-day period ending on the Determination Date, Indemnitee becomes aware of any relevant facts or documents not theretofore provided by him to the Determining Body, Indemnitee shall promptly inform the Determining Body of such facts or documents, unless the Determining Body has obtained such facts or documents from another source. The provision of such facts to the Determining Body shall not begin a new 60-day period.

            (e) The Determining Body shall have no power to revoke a determination that Indemnitee met the Standard of Conduct unless Indemnitee (i) submits fraudulent information to the Determining Body at any time during the 60 days prior to the Determination Date or (ii) fails
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to comply with the provisions of Sections 5(c) or 5(d) hereof, including without limitation Indemnitee's obligation to submit information or documents relevant to the Claim reasonably requested by the Determining Body prior to the Determination Date.

      (f) In the case of any Claim not involving any proposed, threatened or pending criminal proceeding,

            (i) if Indemnitee has, in the judgment of the Determining Body, met the Standard of Conduct, the Corporation may, except as otherwise provided below, individually or jointly with any other indemnifying party similarly notified, assume the defense thereof with counsel reasonably satisfactory to Indemnitee. If the Corporation assumes the defense of the Claim, it shall keep Indemnitee informed as to the progress of such defense so that Indemnitee may make an informed decision as to the need for separate counsel. After notice from the Corporation that it is assuming the defense of the Claim, it will not be liable to Indemnitee under this Agreement for any legal or other expenses subsequently incurred by Indemnitee in connection with the defense other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ his own counsel in such action, suit or proceeding but the fees and expenses of such counsel incurred after such notice from the Corporation of its assumption of the defense shall be at the expense of Indemnitee unless (A) the employment of counsel by Indemnitee has been authorized by the Determining Body, (B) Indemnitee shall have concluded reasonably that there may be a conflict of interest between the Corporation and Indemnitee in the conduct of the defense of such action or (C) the Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel shall be at the expense of the Corporation. The Corporation shall not be entitled to assume the defense of any action, suit or proceeding brought by or in the right of the Corporation or as to which Indemnitee shall have made the conclusion provided for in (B) above; and

            (ii) the Corporation shall fairly consider any proposals by Indemnitee for settlement of the Claim. If the Corporation proposes a settlement of the Claim and such settlement is acceptable to the person asserting the Claim, or the Corporation believes a settlement proposed by the person asserting the Claim should be accepted, it shall inform Indemnitee of the terms of such proposed settlement and shall fix a reasonable date by which Indemnitee shall respond. If Indemnitee agrees to such terms, he shall execute such documents as shall be necessary to make final the settlement. If Indemnitee does not agree with such terms, Indemnitee may proceed with the defense of the Claim in any manner he chooses, provided that if Indemnitee is not successful on the merits or otherwise, the Corporation's obligation to indemnify such Indemnitee as to any Expenses incurred following his disagreement with the Corporation shall be limited to the lesser of (A) the total Expenses incurred by Indemnitee following his decision not to agree to such proposed settlement or (B) the amount that the Corporation would have paid pursuant to the terms of the proposed settlement. If, however, the proposed settlement would impose upon Indemnitee any requirement to act or refrain from acting that would materially interfere with the conduct of Indemnitee's affairs, Indemnitee may refuse such settlement and continue his defense of the Claim, if he so desires, at the Corporation's expense in accordance with the terms and conditions of this Agreement without regard to the limitations imposed by the immediately preceding sentence. In any event, the
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Corporation shall not be obligated to indemnify Indemnitee for any amount paid in a settlement that the Corporation has not approved.

            (g) In the case of any Claim involving a proposed, threatened or pending criminal proceeding, Indemnitee shall be entitled to conduct the defense of the Claim with counsel of his choice and to make all decisions with respect thereto, provided, however, that the Corporation shall not be obliged to indemnify Indemnitee for any amount paid in settlement of such a Claim unless the Corporation has approved such settlement.

            (h) After notifying the Corporation of the existence of a Claim, Indemnitee may from time to time request the Corporation to pay the Expenses (other than judgments, fines, penalties or amounts paid in settlement) that he incurs in pursuing a defense of the Claim prior to the time that the Determining Body determines whether the Standard of Conduct has been met. The Disbursing Officer shall pay to Indemnitee the amount requested (regardless of Indemnitee's apparent ability to repay such amount) upon receipt of an undertaking by or on behalf of Indemnitee to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation under the circumstances, provided, however, that if the Disbursing Officer does not believe such amount to be reasonable, he shall advance the amount deemed by him to be reasonable and Indemnitee may apply directly to the Determining Body for the remainder of the amount requested.

            (i) After the Determining Body has determined that the Standard of Conduct has been met, for so long as and to the extent that the Corporation is required to indemnify Indemnitee under this Agreement, the provisions of Section 5(h) hereof shall continue to apply with respect to Expenses incurred after such time except that (i) no undertaking shall be required of Indemnitee and (ii) the Disbursing Officer shall pay to Indemnitee the amount of any fines, penalties or judgments against him which have become final and for which he is entitled to indemnification hereunder, and any amount of indemnification ordered to be paid to him by a court.

            (j) Any determination by the Corporation with respect to settlement of a Claim shall be made by the Determining Body.

            (k) All determinations and judgments made by the Determining Body hereunder shall be made in good faith.

      6. ENFORCEMENT.

            (a) The rights provided by this Agreement shall be enforceable by Indemnitee in any court of competent jurisdiction.

            (b) If Indemnitee seeks a judicial adjudication of his rights under, or to recover damages for breach of, this Agreement, Indemnitee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any and all expenses actually and reasonably incurred by him in connection with such proceeding, but only if he prevails therein. If it shall be determined that Indemnitee is entitled to receive part but not all of the relief sought, then Indemnitee shall be entitled to be reimbursed for all expenses incurred by him in connection with such judicial adjudication if the amount to which he is determined to be entitled
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exceeds 50% of the amount of his claim. Otherwise, the expenses incurred by
Indemnitee in connection with such judicial adjudication shall be appropriately prorated.

            (c) In any judicial proceeding described in this Section 6, the Corporation shall bear the burden of proving that Indemnitee is not entitled to the relief sought.

      7. RELEASES. The Corporation, for itself and each of its affiliates, does hereby release, acquit and forever discharge Indemnitee and all of Indemnitee's agents, attorneys, representatives, assigns and successors from any and all claims, demands, rights, causes of actions, obligations, damages, costs, expenses, fees, compensation, and liabilities of any nature whatsoever which relate to or arise out of (a) the Preferred Stock and Note Purchase Agreement, (the "Purchase Agreement") dated September 25, 2003 among the Corporation, The John N. Kapoor Trust dtd 9/20/89, Arthur S. Przybyl, Jerry Treppel, Abu Alam, John Sabat, Neil Shanahan, Shritin Shah, JRJay Public Investments, LLC, Pequot Healthcare Fund, L.P., Pequot Healthcare Institutional Funds, L.P., Pequot Healthcare Offshore Fund, Inc., Pequot Scout Fund, L.P., Pequot Navigator Onshore Fund, L.P., Arjun Waney, Jai Waney, Arun K. Puri Living Trust, Argent Fund Management Ltd., Kapwan Investments, LLP and Gulu Waney, or any of the agreements, instruments and transactions contemplated by the Purchase Agreement, including without limitation those defined in the Purchase Agreement as the Assignment and Acceptance Agreement, the Cash Payment, the Guaranty Warrant Agreement, the Guaranty Warrants, the Note Warrant Agreement, the Note Warrants, the Preferred Stock Warrant Agreement, the Preferred Stock Warrants, the Purchased Notes, the Registration Rights Agreement and the Registration Rights Amendment or any transaction contemplated thereby and (b) any and all actions, failures to take action, facts, circumstances or events, whether known or unknown, occurring or existing prior to the date of this Agreement, unless in the case of (a) or (b) above the Determining Body has reasonably made a fact-based determination that the Indemnitee has failed to meet the Standard of Conduct. The agreements made in this Section 7 shall not be construed as any admission of liability or fault or with respect to the amount of any damages, if any, sustained by any party to this Agreement.

      8. NOTICES. Any notice or other communications ("Notice") required or permitted by this Agreement shall be in writing and shall be deemed given to a party when (i) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid); (ii) sent by facsimile with confirmation of transmission by the transmitting equipment; or (iii) received or rejected by the addressee, if sent by certified mail, return receipt requested, in each case to the following addresses or facsimile numbers and marked to the attention of the person (by name or title) designated below (or to such other address, facsimile number or person as a party may designate by notice to the other parties):

      (a)   If to Indemnitee:

            ---------------
            ---------------
            ---------------
            ---------------

      (b)   If to the Corporation, the Determining Body or the Disbursing
            Officer:
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            Akorn, Inc.
            2500 Milbrook Drive
            Buffalo Grove, Illinois  60089
            Fax:  (847) 279-6191

      9. SAVING CLAUSE. If any provision of this Agreement is determined by a court having jurisdiction over the matter to violate or conflict with applicable law, the court shall be empowered to modify or reform such provision so that, as modified or reformed, such provision provides the maximum indemnification permitted by law and such provision, as so modified or reformed, and the balance of this Agreement, shall be applied in accordance with their terms. Without limiting the generality of the foregoing, if any portion of this Agreement shall be invalidated on any ground, the Corporation shall nevertheless indemnify Indemnitee to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated and to the full extent permitted by law with respect to that portion that has been invalidated.

      10. NON-EXCLUSIVITY. (a) The indemnification and advancement of Expenses provided by or granted pursuant to this Agreement shall not be deemed exclusive of any other rights to which Indemnitee is or may become entitled under any statute, articles of incorporation, by-law, authorization of stockholders or directors, agreement, or otherwise.

            (b) It is the intent of the Corporation by this Agreement to indemnify and hold harmless Indemnitee to the fullest extent permitted by law, so that if applicable law would permit the Corporation to provide broader indemnification rights than are currently permitted, the Corporation shall indemnify and hold harmless Indemnitee to the fullest extent permitted by applicable law notwithstanding that the other terms of this Agreement would provide for lesser indemnification.

      11. CONFIDENTIALITY. The Corporation and Indemnitee shall keep confidential to the extent permitted by law and their fiduciary obligations all information and determinations provided pursuant to or arising out of the operations of this Agreement and the Corporation and Indemnitee shall instruct its or his agents and employees to do likewise.

      12. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall constitute an original but all of which taken together shall be deemed to constitute a single instrument.

      13. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the substantive laws of the State of Louisiana.

      14. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon Indemnitee and upon the Corporation, its successors and assigns, and shall inure to the benefit of Indemnitee's heirs, personal representatives, and assigns and to the benefit of the Corporation, its successors and assigns.

      15. AMENDMENT. No amendment, modification, termination or cancellation of this Agreement shall be effective unless made in writing signed by the Corporation and Indemnitee.
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Notwithstanding any amendment, modification, termination or cancellation of this
Agreement or any portion hereof, Indemnitee shall be entitled to indemnification in accordance with the provisions hereof with respect to any acts or omissions of Indemnitee which occur prior to such amendment, modification, termination or cancellation.

      16. GENDER. All pronouns and variations thereof used in this Agreement shall be deemed to refer to the masculine, feminine or neuter gender, singular or plural, as the identity of the person, persons, entity or entities referred to may require.
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      IN WITNESS WHEREOF, the parties hereto have caused this Indemnity
Agreement to be duly executed and signed as of the date and year first above written.

                                        AKORN, INC.


                                        By:
                                           -------------------------------------
                                           Name:  Bernard J. Pothast
                                           Title: Senior Vice President, Chief
                                                  Financial Officer, Secretary
                                                  and Treasurer

                                        INDEMNITEE:



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